EXHIBIT 23.1
                                  ------------


                    Consent of Independent Public Accountants



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 1996, included in the Seitel, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and our report dated September 5, 1996, included in the Seitel, Inc. Current Report on Form 8-K dated June 24, 1996, as amended on September 6, 1996 by Form 8-K/A, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Houston, Texas
September 23, 1996





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